Exhibit 21.1

Velocity Financial, Inc. Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Velocity Commercial Capital, LLC	California
Velocity Commercial Resources, LLC	California
VCC Mortgage Securities, LLC	Delaware
VCC Capital Source Financing, LLC	Delaware
Velocity Commercial Capital Loan Trust 2014-1	New York
Velocity Commercial Capital Loan Trust 2015-1	New York
Velocity Commercial Capital Loan Trust 2016-1	New York
Velocity Commercial Capital Loan Trust 2016-2	New York
Velocity Commercial Capital Loan Trust 2017-1	New York
Velocity Commercial Capital Loan Trust 2017-2	New York
Velocity Commercial Capital Loan Trust 2018-1	New York
Velocity Commercial Capital Loan Trust 2018-2	New York
Velocity Commercial Capital Loan Trust 2019-1	New York
Velocity Commercial Capital Loan Trust 2019-2	New York
Velocity Commercial Capital Loan Trust 2019-3	New York
Velocity Commercial Capital Loan Trust 2020-1	New York
Velocity Commercial Capital Loan Trust 2020-2	New York
Velocity Commercial Capital Loan Trust 2020-MCI	New York